                                                                    EXHIBIT 11.1

                             ADEZA BIOMEDICAL CORP.

                       COMPUTATION OF NET LOSS PER SHARE

                                                                 THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,                MARCH 31,
                         -------------------------------------  ----------------------
                            1993         1994         1995        1995        1996
                         -----------  -----------  -----------  ---------  -----------
Historical primary and
 fully diluted:
  Weighted average
   common stock
   outstanding..........     117,464      138,784      157,532    157,408      159,301
  Preferred stock if-
   converted............         --           --           --         --           --
  Shares related to
   staff accounting
   bulletins:
    Stock options.......      58,801       58,801       58,801     58,801       58,801
    Warrants............      26,175       26,175       26,175     26,175       26,175
                         -----------  -----------  -----------  ---------  -----------
                             202,440      223,760      242,508    242,384      244,277
                         ===========  ===========  ===========  =========  ===========
Net loss................ $(6,109,000) $(3,660,000) $(1,144,000) $(875,000) $(1,077,000)
                         ===========  ===========  ===========  =========  ===========
Net loss per share......    $ (30.17)    $ (16.36)     $ (4.72)   $ (3.61)     $ (4.41)
                         ===========  ===========  ===========  =========  ===========
Pro forma:
  Weighted average
   common stock
   outstanding..........     117,464      138,784      157,532    157,408      159,301
  Preferred stock if-
   converted............   1,784,061    2,012,939    5,203,465  5,203,465    5,203,465
  Shares related to
   staff accounting
   bulletins:
    Stock options.......      58,801       58,801       58,801     58,801       58,801
    Warrants............      26,175       26,175       26,175     26,175       26,175
                         -----------  -----------  -----------  ---------  -----------
                           1,986,501    2,236,699    5,445,973  5,445,849    5,447,742
                         ===========  ===========  ===========  =========  ===========
Net loss................ $(6,109,000) $(3,660,000) $(1,144,000) $(874,000) $(1,077,000)
                         ===========  ===========  ===========  =========  ===========
Net loss per share......     $ (3.08)     $ (1.64)     $ (0.21)   $ (0.16)     $ (0.20)
                         ===========  ===========  ===========  =========  ===========

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Note: The number of shares of preferred stock have been retroactively restated
    to show the effect of the recapitalization in December 1994.